Exhibit 23.2

PricewaterhouseCoopers




August 31, 1999





Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus dated August 31, 1999 constituting part of the Registration Statement on Form S-3 of WaveRider Communications Inc. of our report dated February 5, 1999 appearing on page 18 of WaveRider Communications Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.


We also consent to the references to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Chartered Accountants











PricewaterhouseCoopers LLP is a Canadian member firm of PricewaterhouseCoopers International Limited, an English company limited by guarantee.